UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
_____________________________________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________________________________________________

Date of Report (Date of earliest event reported): July 26, 2011

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:   (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 26, 2011, upon the recommendation of the Executive Compensation and Human Resources Committee, the Board of Directors of Boston Scientific Corporation (the “Company”) approved the second amendment to the Company's Executive Retirement Plan (the “Plan”), effective August 1, 2011, which (i) changes the definition of “Participants” under the Plan to be limited to employees of the Company who have actively served as a Division President and/or on the Executive Committee for the one year period immediately preceding Retirement (as such term is defined by the Plan), (ii) provides that a Participant must have served on the Executive Committee for the one year period immediately preceding Retirement to receive the higher tier of retirement benefits under the Plan and (iii) provides that an employee who qualifies as a Participant but has not served on the Executive Committee for the one year period immediately preceding Retirement is to receive the lower tier of retirement benefits under the Plan, all as more particularly described in the Plan.

A copy of the second amendment to the Executive Retirement Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits (# compensatory plans or arrangements)

Exhibit No.	Description

10.1	Second Amendment to the Boston Scientific Corporation Executive Retirement Plan, effective August 1, 2011. #

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2011	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to the Boston Scientific Corporation Executive Retirement Plan, effective August 1, 2011.